Exhibit 99.1
PRESS RELEASE

SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com
For Release

Friday, December 8, 2006

Contact:	Margaret K. Dorman
Chief Financial Officer
(281) 443-3370
SMITH INTERNATIONAL ANNOUNCES ELECTION OF
JOHN YEARWOOD TO BOARD OF DIRECTORS
     HOUSTON, Texas (December 8, 2006)... Smith International, Inc. (NYSE: SII) announced today that Mr. John Yearwood has been elected to the Company’s Board of Directors. He will serve until the Annual Meeting of Stockholders in 2007.
     Mr. Yearwood, 47, a citizen of Trinidad & Tobago, brings a broad range of international oilfield expertise to the Board of Directors. From 1980 to March 2006, he served in a variety of positions at Schlumberger Limited much of which included responsibilities for businesses primarily focused outside of the United States. Since March 2006, Mr. Yearwood has served as a Senior Advisor to the Chief Executive Officer of Schlumberger and immediately prior to that as President – North and South America, Oilfield Services.
     Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units – M-I SWACO, Smith Technologies, Smith Services and Wilson.